EXHIBIT 4.1
                                                                     -----------




                         FIRST NATIONAL CORPORATION 2002
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2002)

                                TABLE OF CONTENTS
                                                                           Page
                                                                           ----
                                    ARTICLE I

                                   BACKGROUND

1.1         Establishment of the Plan.........................................1
1.2         Applicability of the Plan.........................................1
1.3         Purpose...........................................................1

                                   ARTICLE II

                                   DEFINITIONS

2.1         Administrator.....................................................2
2.2         Beneficiary.......................................................2
2.3         Board.............................................................2
2.4         Code..............................................................2
2.5         Committee.........................................................2
2.6         Common Stock......................................................2
2.7         Compensation......................................................2
2.8         Date of Grant.....................................................2
2.9         Employee..........................................................3
2.10        Employer..........................................................3
2.11        Exercise Date.....................................................3
2.12        Fair Market Value.................................................3
2.13        Option............................................................3
2.14        Option Period.....................................................3
2.15        Option Price......................................................3
2.16        Participant.......................................................3
2.17        Plan..............................................................3
2.18        Request for Participation Form, or Request Form...................4
2.19        Subsidiary........................................................4
2.20        Valuation Date....................................................4

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1         Eligibility.......................................................5
3.2         Leave of Absence..................................................5
3.3         Participation.....................................................5

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                                   ARTICLE IV

                                 STOCK AVAILABLE

4.1         Number of Shares Available In General.............................6
4.2         Adjustment In Event of Changes In Capitalization..................6
4.3         Shares Unavailable................................................6

                                    ARTICLE V

                                OPTION PROVISIONS

5.1         Option Price......................................................7
5.2         Calendar Year $25,000 Limit.......................................7
5.3         Fixed and Determinable Number of Shares...........................7

                                   ARTICLE VI

                             PURCHASING COMMON STOCK

6.1         Deductions from Payroll...........................................8
6.2         Deduction and Contribution Changes and Discontinuance.............8
6.3         Leave of Absence; Transfer to Ineligible Status...................8
6.4         Participant's Account.............................................9
6.5         Automatic Exercise................................................9
6.6         Issuance of Shares and Shareholder Rights.........................9
6.7         Listing, Registration, and Qualification of Shares................9
6.8         Dividend Reinvestment Plan........................................9

                                   ARTICLE VII

               WITHDRAWAL OF DEDUCTIONS; TERMINATION OF EMPLOYMENT

7.1         Discontinuance of Deductions; Leave of Absence; Transfer
              to Ineligible Status...........................................11
7.2         Termination of Employment for Reasons Other Than Retirement,
              Disability, or Death...........................................11
7.3         Retirement or Disability.........................................11
7.4         Death............................................................11

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

8.1         Amendment........................................................13
8.2         Termination......................................................13

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1         Shareholder Approval.............................................14
9.2         Employment Rights................................................14
9.3         Tax Withholding..................................................14
9.4         Rights Not Transferable..........................................14
9.5         Effect of Certain Transactions...................................14
9.6         No Repurchase of Stock by First National.........................15
9.7         Governing Law....................................................15

                         FIRST NATIONAL CORPORATION 2002
                          EMPLOYEE STOCK PURCHASE PLAN

                            (Effective July 1, 2002)


                                   ARTICLE I

                                  BACKGROUND

1.1         Establishment of the Plan.
            -------------------------

            First National Corporation ("First National") hereby establishes a stock purchase plan, to be known as the "FIRST NATIONAL CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN" (the "Plan"), effective for the seven year period commencing July 1, 2002, and terminating June 30, 2009, unless earlier terminated as provided in this document. The Plan is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

1.2         Applicability of the Plan.
            -------------------------

            The provisions of this Plan are applicable only to certain individuals who, on the first day of each Option Period, are Employees of First National and its participating subsidiaries.

1.3         Purpose.
            -------

            The purpose of the Plan is to enhance the proprietary interest among the Employees of First National and its participating subsidiaries through ownership of First National Common Stock.

                                   ARTICLE II

                                   DEFINITIONS

            Whenever capitalized in this document, the following terms shall have the respective meanings set forth below:

2.1         Administrator.
            -------------

            Administrator shall mean the person (who may be an officer or employee of First National) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

2.2         Beneficiary.
            -----------

            Beneficiary shall mean that person so designated by the Participant on a Request Form delivered to the Administrator. In the event that no validly designated Beneficiary is living at the time of a Participant's death, the estate of the Participant shall be deemed the Participant's Beneficiary.

2.3         Board.
            -----

            Board shall mean the board of directors of First National.

2.4         Code.
            ----

            Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

2.5         Committee.
            ---------

            Committee shall mean a committee designated by the Board to have the general responsibility for the administration of the Plan.

            Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive.

2.6         Common Stock.
            ------------

            Common Stock shall mean the Common Stock, par value $2.50 per share, of First National.

2.7         Compensation.
            ------------

            Compensation shall mean, for any Participant for any payroll period, the Participant's compensation which is subject to an election to defer under the First Employees' Savings Plan.

2.8         Date of Grant.
            -------------

            Date of Grant shall mean the first day of each Option Period.

2.9         Employee.
            --------

            Employee shall mean a person that is classified as an employee on the payroll records of an Employer (regardless of such person's legal status or for the purpose of other laws relating to employees).

2.10        Employer.
            --------

            Employer shall mean First National and any Subsidiary that is designated by the Board as an employer participating in the Plan.

2.11        Exercise Date.
            -------------

            Exercise Date shall mean the final day of each Option Period.

2.12        Fair Market Value.
            -----------------

            Fair Market Value of a share of Common Stock for each Option Period shall mean the closing price of the Common Stock on the American Stock Exchange (or such other stock exchange or over-the-counter market which constitutes the primary market for the Common Stock) as of the last business day for which prices are available prior to the Date of Grant or the Exercise Date, as the case may be, for the purposes of Section 5.1.

2.13        Option.
            ------

            Option shall mean a right to purchase Common Stock under the Plan.

2.14        Option Period.
            -------------

            Option Period shall mean the first day through the final day of each calendar quarter that the Plan is in effect. The Plan may terminate during an Option Period as provided herein. For the purposes of this paragraph, each calendar year contains four calendar quarters. Such quarters commence on January 1, April 1, July 1 and October 1.

2.15        Option Price.
            ------------

            Option Price for each Option Period shall mean the price at which Common Stock may be purchased on an Exercise Date under Section 5.1.

2.16        Participant.
            -----------

            Participant shall mean any eligible Employee who has elected to participate in the Plan under Section 3.3.

2.17        Plan.
            ----

            Plan shall mean the First National Corporation 2002 Employee Stock Purchase Plan, as amended and in effect from time to time.

2.18        Request for Participation Form, or Request Form.
            -----------------------------------------------

            Request for Participation Form, or Request Form, shall mean an Employee's enrollment form, containing such terms and provisions as may be required by the Administrator for each Option Period.

2.19        Subsidiary.
            ----------

            Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of First National as defined in Code Section 424.

2.20        Valuation Date.
            --------------

            Valuation Date shall mean those dates on which the Fair Market Value of the Common Stock is measured under Section 5.1 in order to determine the Option Price.

            Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                  ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1         Eligibility.
            -----------

            An Employee becomes eligible to participate in the Plan upon the first Date of Grant of an Option Period following the date upon which he or she is eligible to participate in the First Employees' Savings Plan, provided that such Employee is customarily scheduled to work at least 20 hours each week.

            Notwithstanding the foregoing, no Employee shall be eligible to participate during any Option Period if, immediately after the Date of Grant for such Option Period, such Employee would own stock, within the meaning of Section 423(b)(3) of the Code, possessing five percent or more of the total combined voting power or value of all classes of stock of First National. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

3.2         Leave of Absence.
            ----------------

            For purposes of Sections 3.1, 6.3 and 7.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave. For the purpose of the Plan only, such individual's employment with an Employer shall be deemed to have terminated at the close of business on the ninetieth day of such leave, unless the individual shall have returned to regular employment with an Employer prior to the close of business on such ninetieth day. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.

3.3         Participation.
            -------------

            An Employee eligible to participate in the Plan under Section 3.1 for an Option Period may become a Participant in the Plan by completing and forwarding a Request Form to the Administrator by the date established by the Committee. Once a Request Form is executed by an eligible Employee and approved by the Administrator (or his or her designee), it shall remain in operation until superseded by a subsequent Request Form or until the Plan terminates. The Request Form shall authorize a regular payroll deduction, as defined in Section 6.1, from the Employee's Compensation during the Option Period. In the event that a Participant completely discontinues his payroll deduction under Section 6.2, he shall be ineligible to participate until the Date of Grant following the six (6) month anniversary of the date he elected to discontinue his payroll deduction.

                                   ARTICLE IV

                                 STOCK AVAILABLE

4.1         Number of Shares Available In General.
            -------------------------------------

            Subject to adjustment as provided in this Section 4.1 and in Section 4.2, an aggregate of Three Hundred Thousand (300,000) shares of Common Stock shall be available for purchase pursuant to the provisions of the Plan. The shares may be authorized and unissued shares or may be shares issued and subsequently acquired by First National. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or in part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan.

4.2         Adjustment In Event of Changes In Capitalization.
            ------------------------------------------------

            The aggregate number of shares of Common Stock reserved for purchase under the Plan, as provided in Section 4.1, and the calculation of the Option Price per share for Options granted but not yet exercised, shall be appropriately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock resulting from a stock dividend, stock split, or combination of shares, recapitalization or other change in First National's capitalization, or other distribution with respect to holders of the Common Stock other than normal cash dividends. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of such Options, and with a corresponding adjustment in the Option Price per share.

4.3         Shares Unavailable.
            ------------------

            If, on any Exercise Date, the aggregate funds available for the purchase of Common Stock would purchase a number of shares in excess of the number of shares then available for purchase under the Plan pursuant to Section 4.1, the following events shall occur:

     (a) The number of shares that would otherwise be purchased by each Participant shall be proportionately reduced on the Exercise Date in order to eliminate such excess;

     (b) The Plan shall automatically terminate immediately after the Exercise Date as of which the supply of available shares is exhausted; and

     (c) Any balance remaining in each of the Participants' accounts shall be refunded promptly.

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                                   ARTICLE V

                                OPTION PROVISIONS

5.1         Option Price.
            ------------

            The Option Price of Common Stock purchased for a Participant on the Exercise Date of an Option Period shall be the lesser of:

     (a) 85 percent of the Fair Market Value of the Common Stock on the Date of Grant of the Option Period; or

     (b) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date of the Option Period.

            The dates at which the Fair Market Value is measured under this
Section 5.1 shall be known as the "Valuation Date."

5.2         Calendar Year $25,000 Limit.
            ---------------------------

            Notwithstanding anything else contained herein, no Employee may be granted an Option which permits such Employee, during any calendar year, to purchase Common Stock under this Plan, and any other qualified employee stock purchase plan (within the meaning of Code Section 423) of First National and its Subsidiaries, having an aggregate fair market value, determined at the time of each Date of Grant during such calendar year, of more than $25,000.

5.3         Fixed and Determinable Number of Shares.
            ---------------------------------------

            Notwithstanding anything else contained herein, no Employee may be granted an Option to purchase more than Ten Thousand (10,000) shares of Common Stock during any Option Period.

                                   ARTICLE VI

                             PURCHASING COMMON STOCK

6.1         Deductions from Payroll.
            -----------------------

            For each Option Period, an Employee eligible to participate in the Plan (under Section 3.1) may elect to participate by submitting a Request Form (under Section 3.3), in accordance with such rules as may be adopted by the Committee from time to time. The Request Form shall authorize a payroll deduction of any whole percentage of the Employee's Compensation payable each pay period. The percentage authorized and elected under this paragraph shall not exceed 10%.

6.2         Deduction and Contribution Changes and Discontinuance.
            -----------------------------------------------------

            A Participant may not increase or decrease his or her payroll deduction authorized under Section 6.1 during any Option Period (with respect to such Option Period).

            A Participant may, however, completely discontinue his or her payroll deduction at any time, by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 25 days after receipt of the Request Form by the Administrator (or earlier if approved by the Administrator), and shall remain in effect as provided under Section 3.3.

            In the event that a Participant discontinues payroll deductions, such Participant may elect to have the balance in his or her account:

     (i)    returned to the Participant pursuant to Section 7.1; or

     (ii) held under the Plan to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

6.3         Leave of Absence; Transfer to Ineligible Status.
            -----------------------------------------------

            If a Participant goes on a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is not customarily scheduled to work at least 20 hours each week, such Participant shall no longer be eligible for payroll deductions under the Plan, except as otherwise provided in this Section 6.3.

            With respect to his or her payroll deductions, such Participant shall have the right to elect to:

     (i)    withdraw the balance in his or her account under Section 7.1; or

     (ii) discontinue payroll deductions under the Plan but remain a Participant in the Plan (unless such Participant is deemed to have terminated under Section 3.2, in which case such Participant shall be deemed to make an election under part (i) of this Section 6.3).

            If the Participant returns from a leave of absence before being deemed to have terminated employment with an Employer under Section 3.2, and again becomes a full-time Employee of an Employer customarily scheduled to work at least 20 hours each week, his or her payroll deductions shall automatically recommence at the percentage level in effect immediately before the leave of absence or disqualifying change in employment status (as applicable).

6.4         Participant's Account.
            ---------------------

            The Administrator shall establish an account in the name of each Participant. A Participant's payroll deductions, as described above, shall be credited to the Participant's account, without interest, until withdrawn, distributed, or used to purchase Common Stock under the Plan. All payroll deductions received or held by First National under the Plan may be used by First National for any corporate purpose, and First National shall not be obligated to segregate such payroll deductions.

6.5         Automatic Exercise.
            ------------------

            Unless a Participant's account is distributed in cash as provided by the Plan, his or her Option shall be exercised automatically on the Exercise Date of the Option Period for the purchase of the number of whole shares of Common Stock which the accumulated balance in such Participant's account at that time will purchase at the Option Price.

            Fractional shares shall not be issued or purchased under the Plan. If a Participant participates in the Plan for the following Option Period, any accumulated balance that would have been used to purchase a fractional share shall be applied to such Participant's account for the following Option Period. Otherwise, any remaining balance will be returned to the Participant (or Beneficiary, as appropriate).

            Within sixty days after the Exercise Date of each Option Period, each Participant participating in the Plan for such Option Period (or Beneficiary, as appropriate) shall receive a statement indicating the number of shares purchased for such Participant for such Option Period.

6.6         Issuance of Shares and Shareholder Rights.
            -----------------------------------------

            As soon as practicable after the Exercise Date of an Option Period, the Administrator shall cause the Company to issue the number of whole shares purchased for each Participant (or Beneficiary, as the case may be) for credit to the accounts of each Participant (or Beneficiary, as the case may be). Subject to applicable law, First National may issue such shares with or without a certificate, provided that a Participant (or his or her Beneficiary) may at any time request a certificate for such shares by written notice to the Administrator. As soon as practicable after the shares have been issued, the Administrator shall notify each Participant of the number of shares of Common Stock held in such account and of the appropriate account information. None of the rights or privileges of a shareholder of the Common Stock shall exist with respect to Common Stock purchased under the Plan unless and until the shares of Common Stock have been issued by the Company and either the Participant has become the beneficial owner of the Common Stock or the Participant has become the record owner of the Common Stock.

6.7         Listing, Registration, and Qualification of Shares.
            --------------------------------------------------

            The granting of Options for, and the sale and delivery of, Common Stock under the Plan, shall be subject to the effecting by First National of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or market and under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body that the Committee deems necessary or desirable for the issue or purchase of the shares covered.

6.8         Dividend Reinvestment Plan.
            --------------------------

            Until an election is made by a Participant (or his or her Beneficiary) to the contrary, each Participant shall be deemed to have elected to participate in the First National Corporation Dividend

Reinvestment Plan (the "DRP") with respect to dividends paid on shares of Common Stock issued by First National to such Participant under the Plan. A Participant (or his or her Beneficiary) may elect not to participate in the DRP by providing written notice of such election to the Administrator, and such election shall become effective for all dividends declared by First National after such election. A Participant who elects not to participate in the DRP may not thereafter elect to participate in such plan except in accordance with the terms and conditions of the DRP. Shares of Common Stock issued by First National under the Plan shall be treated as subject to the DRP until such election has become effective or such shares are sold, transferred or assigned by a Participant.

                                  ARTICLE VII

               WITHDRAWAL OF DEDUCTIONS; TERMINATION OF EMPLOYMENT

7.1         Discontinuance of Deductions; Leave of Absence; Transfer to
            -----------------------------------------------------------
            Ineligible Status.
            -----------------

            In the event that a Participant or his Beneficiary, as the case may be, elects to have the Participant's account balance returned under the provisions of Section 6.2 (discontinued deduction), 6.3 (deemed termination or transfer to ineligible status), 7.3 (retirement or disability), or 7.4 (death), the balance in such Participant's account shall be returned to the Participant, in cash as soon as practicable, upon the Participant's written request received by the Administrator no later than the 15th day of the final calendar month of the current Option Period.

7.2         Termination of Employment for Reasons Other Than Retirement,
            ------------------------------------------------------------
            Disability, or Death.
            --------------------

            If a Participant terminates employment with First National and the Subsidiaries for reasons other than retirement (voluntary termination of employment with First National and the Subsidiaries on or after age 65), disability as determined under First National's long-term disability plan, or death, the balance in the Participant's account shall be returned to the Participant in cash as soon as practicable, and such account balance shall not be used to purchase Common Stock under the Plan.

7.3         Retirement or Disability.
            ------------------------

            In the event a Participant terminates employment with First National and the Subsidiaries by reason of retirement (as defined in Section 7.2) or disability as determined under First National's long-term disability plan, the provisions of this Section 7.3 shall apply.

            With respect to the balance of a Participant's account, the Participant shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.3(i) or used under Section 7.3(i). In the event that such election is not received by such date, the Participant shall be deemed to have elected distribution under Section 7.3(i). Pursuant to such election, the Participant's account balance shall be:

     (i)    returned to the Participant under the provisions of Section 7.1; or

     (ii) held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

7.4         Death.
            -----

            In the event a Participant dies during an Option Period, the provisions of this Section 7.4 shall apply.

            With respect to the balance of a Participant's account, the Beneficiary shall file a written election with the Administrator by the 15th day of the final calendar month of the current Option Period, indicating whether the balance is to be distributed under Section 7.4(i) or used under Section 7.4(i). In the event that such election is not received by such date, the Beneficiary shall be deemed to have elected distribution under Section 7.4(i). Pursuant to such election, the Participant's account balance shall be:

     (i)    distributed to the Participant's Beneficiary under the provisions of
            Section 7.1; or

     (ii) held under the Plan and used to purchase Common Stock for the Beneficiary under the automatic exercise provisions of Section 6.5.

                                  ARTICLE VIII

                            AMENDMENT AND TERMINATION

8.1         Amendment.
            ---------

            The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:

     (a) Affect any right or obligation with respect to any grant theretofore made, unless required by law, or

     (b) Unless previously approved by the shareholders of First National (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code, or rules of any stock exchange or market on which First National's Common Stock is listed):

     (i) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.2,

     (ii) increase the number of shares of Common Stock available for issuance under the Plan (except as provided in Section 4.2), or

     (iii)  materially increase the benefits to Participants under the Plan.

8.2         Termination.
            -----------

            The Committee may terminate the Plan at any time in its sole and absolute discretion. Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances in Participants' accounts shall be refunded promptly.

                                   ARTICLE IX

                                  MISCELLANEOUS

9.1         Shareholder Approval.
            --------------------

            The Plan shall be approved and ratified by the shareholders of First National, not later than 12 months after the Plan is approved by the Board of Directors, pursuant to Treasury regulation Section 1.423-2(c). If for any reason such approval is not given by such date, the Plan shall automatically terminate, all payroll deductions shall cease, and the balances in Participants' accounts shall be promptly distributed to them. Any Common Stock issued for credit to the accounts of Participants (or to such Participants) prior to such date, however, shall remain the property of the Participants.

9.2         Employment Rights.
            -----------------

            Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained as an employee of First National or any Subsidiary or to interfere with the right of First National or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

9.3         Tax Withholding.
            ---------------

            The Administrator shall be entitled to require any Participant to remit, through payroll withholding or otherwise, any tax (including, without limitation, state and federal income tax and, if required by law or relevant IRS guidance, the Participant's portion of FICA and FUTA tax) that it determines it is so obligated to collect with respect to the issuance of Options or Common Stock hereunder, or the subsequent exercise of such Options or the sale or disposition of such Common Stock, and the Administrator shall institute such mechanisms as shall insure the collection of such taxes.

9.4         Rights Not Transferable.
            -----------------------

            No Option granted under the Plan is assignable or transferable by any Participant, other than by will or the laws of descent and distribution. Options granted to a Participant are only exercisable, during such Participant's lifetime, by that Participant. A Participant's unexercised Options, in the event that a Participant dies, shall be treated pursuant to the provisions of Section 7.4.

9.5         Effect of Certain Transactions.
            ------------------------------

            Subject to any required action by the shareholders, if First National shall be the surviving or resulting entity in any merger or share exchange, or if First National shall be a party to a merger or share exchange for the purpose of changing the jurisdiction of its incorporation, any Options granted hereunder shall pertain to and apply to the shares of stock of First National or the survivor. However, in the event of a dissolution or liquidation of First National, or of a merger or share exchange in which First National is not the surviving or resulting entity, or a sale of all or substantially all of the assets of First National, the Plan and any offering hereunder shall terminate upon the effective date of such dissolution, liquidation, merger, share exchange or asset sale, and the balance then standing to the credit of each Participant in his or her account shall be refunded promptly.

9.6         No Repurchase of Stock by First National.
            ----------------------------------------

            First National is under no obligation to repurchase from any Participant, Beneficiary, or any other party, any shares of Common Stock acquired under the Plan.

9.7         Governing Law.
            -------------

            The Plan shall be governed by and construed in accordance with the laws of the State of South Carolina except to the extent such laws are preempted by federal law.


            IN WITNESS WHEREOF, First National Corporation has caused this plan document to be executed this ____ day of _____________, 2002.


                                                   FIRST NATIONAL CORPORATION


                                                   By: _______________________

ATTEST:


By: _____________________